As filed with the Securities and Exchange Commission on September 25, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seventy Seven Energy Inc.

Seventy Seven Operating LLC

(Exact name of each registrant as specified in its charter)

Oklahoma Oklahoma	1389 1389	45-3338422 37-1758399
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Numbers)

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

(405) 608-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Treadwell

Senior Vice President, General Counsel and Secretary

Seventy Seven Energy Inc.

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

(405) 608-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Exact Name of Additional Registrants as Specified in Their Respective Charters*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Nomac Drilling, L.L.C.	Oklahoma	26-3069548
Performance Technologies, L.L.C.	Oklahoma	27-3655813
PTL Prop Solutions, L.L.C.	Oklahoma	45-2922147
Mid-States Oilfield Supply LLC	Oklahoma	02-0739914
Great Plains Oilfield Rental, L.L.C.	Oklahoma	20-5654318
Oilfield Trucking Solutions, L.L.C.	Oklahoma	45-2524795
Hodges Trucking Company, L.L.C.	Oklahoma	73-1293811
Keystone Rock & Excavation, L.L.C.	Oklahoma	27-2958771
Seventy Seven Land Company LLC	Oklahoma	47-1174346
Seventy Seven Finance Inc.	Delaware	38-3853836
Western Wisconsin Sand Company, LLC	Wisconsin	80-0724520

*	The address and telephone number of each additional registrant’s principal executive office is 777 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, Telephone (405) 608-7777. The agent for service for each additional registrant is David Treadwell at 777 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, Telephone (405) 608-7777.

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check is a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price/ Amount of Registration Fee(1)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Guarantees of Debt Securities(2)
Warrants

(1)	An indeterminate aggregate initial offering price of each identified class is being registered as may be issued from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee required in connection with this registration statement. In accordance with Rule 416, there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends or applicable antidilution provisions.
(2)	The additional registrants listed in the table above may fully and unconditionally guarantee any series of debt securities issued hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

PROSPECTUS

SEVENTY SEVEN ENERGY INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Guarantees of Debt Securities

SEVENTY SEVEN OPERATING LLC

Debt Securities

Guarantees of Debt Securities

Seventy Seven Energy Inc. (“SSE” or “we”) and Seventy Seven Operating LLC may issue and sell from time to time securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. SSE’s common stock is listed on the New York Stock Exchange under the symbol “SSE.”

Investing in our securities involves risks. You should consider carefully the risk factors described on page 2 of this prospectus and in the applicable prospectus supplement or any of the documents we incorporate by reference before making an investment in the offered securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” that we have filed with the Securities and Exchange Commission (“SEC”). By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” References in this prospectus to “Seventy Seven,” “SSE,” “we,” “us” and “our” refer to Seventy Seven Energy Inc. and its subsidiaries. References in this prospectus to “SSO” refer to Seventy Seven Operating LLC and its subsidiaries.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional the information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, any written communications from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements. These statements relate to future events or our future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks, uncertainties and other facts that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. We believe the expectations reflected in these forward-looking statements are reasonable, but we cannot assure you that these expectations will prove to be correct. You should not place undue reliance on the forward-looking statements included in this prospectus or the documents incorporated by reference.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the following factors and the factors discussed in “Risk Factors” and elsewhere in this prospectus:

•	dependence on Chesapeake Energy Corporation (“Chesapeake”) and its working interest partners for a majority of our revenues and our ability to secure new customers, provide additional services to existing customers and obtain long-term contracts;

•	our customers’ expenditures for oilfield services;

•	the limitations that our level of indebtedness and restrictions in our debt instruments may have on our financial flexibility;

•	market prices for oil and natural gas;

•	the cyclical nature of the oil and natural gas industry;

•	changes in supply and demand of drilling rigs, hydraulic fracturing fleets and other equipment;

•	the availability of capital resources to fund capital expenditures and other contractual obligations, and our ability to access those resources through the capital markets;

•	actions by customers, regulators and other third parties;

•	hazards and operational risks that may not be fully covered by insurance;

•	increased labor costs or the unavailability of skilled workers;

•	access to and cost of capital;

•	competitive conditions; and

•	legislative or regulatory changes, including changes in environmental regulations, drilling regulations and liability under federal and state environmental laws and regulations.

These factors are not necessarily all the factors that could affect us. Unpredictable or unanticipated factors we have not discussed in this report could also have material adverse effects on actual results of matters that are subject of our forward-looking statements. Except as may be required by law, we do not intend, and do not assume any obligation, to update any forward-looking statements.

ii

SEVENTY SEVEN ENERGY INC.

We are a diversified oilfield services company that provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers operating in unconventional resource plays. We offer services and equipment that are strategic to our customers’ oil and natural gas operations. Our services include drilling, hydraulic fracturing, oilfield rentals, rig relocation and water transport and disposal. Our operations are geographically diversified across many of the most active oil and natural gas plays in the onshore United States, including the Anadarko and Permian Basins and the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales.

On June 30, 2014, our company was separated from Chesapeake in a series of transactions (the consummation of such transactions, the “Spin-off”). Prior to the Spin-off, we were an Oklahoma limited liability company operating under the name “Chesapeake Oilfield Operating, L.L.C.” and an indirect, wholly-owned subsidiary of Chesapeake. As part of the Spin-off, we converted to an Oklahoma corporation operating under the name “Seventy Seven Energy Inc.,” all of the equity in our company was distributed pro rata to Chesapeake’s shareholders, and we became an independent, publicly traded company. Our common stock is listed on the New York Stock Exchange under the symbol “SSE.”

Our business has grown rapidly since our first subsidiary was founded in 2001, both organically and through acquisitions. As of June 30, 2014, we owned or leased 99 land drilling rigs. As of June 30, 2014, we also operated (a) nine hydraulic fracturing fleets with an aggregate of 360,000 horsepower; (b) a diversified oilfield rentals business; and (c) an oilfield trucking fleet consisting of 260 rig relocation trucks, 67 cranes and forklifts used in the movement of drilling rigs and other heavy equipment and 150 water transport trucks. We continue to modernize our asset base and, as of June 30, 2014, our drilling fleet consisted almost entirely of rigs that utilize advanced electronic drilling technology.

Our principal executive offices are located at 777 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 and our telephone number at that location is (405) 608-7777. Our website is located at www.77nrg.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” and elsewhere in the information statement filed with the SEC as part of our registration statement on Form 10 on June 16, 2014 and under the caption “Risk Factors” and elsewhere in any of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” Please read “Special Note Regarding Forward-Looking Statements.” While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business.

If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges on a consolidated basis for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. Because we did not have preferred stock outstanding during any such periods, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Six Months Ended June 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	1.3x	0.7x	2.2x	1.6x	0.7x	0.2x
Insufficient coverage (in thousands)	$—	$27,360	$—	$—	$18,887	$44,296

(1)	For purposes of determining the ratios of earnings to fixed charges, earnings are defined as net income (loss) before income taxes, cumulative effect of accounting change, pre-tax gain or loss of equity investees, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized and excluding the effect of unrealized gains or losses on interest rate derivatives), the portion of rent expense that is representative of an interest factor and amortization of debt expenses and discount or premium relating to any indebtedness.

USE OF PROCEEDS

Unless we have indicated otherwise in an applicable prospectus supplement, we expect to use the net proceeds we receive from any offering of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, repayment or reduction of debt, capital expenditures, financing of acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Oklahoma law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC. Please read “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock and 20,000,000 shares of preferred stock, issuable in series.

Each authorized share of common stock has a par value of $0.01. The authorized shares of preferred stock have a par value of $0.01 per share. As of September 23, 2014, approximately 50.8 million shares of our common stock and no shares of preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our shareholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting our company.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our board of directors after taking into account various factors, including:

•	general business conditions;

•	industry practice;

•	our financial condition and performance;

•	our future prospects;

•	our cash needs and capital investment plans;

•	our obligations to holders of any preferred stock we may issue;

•	income tax consequences; and

•	the restrictions applicable laws and our credit arrangements then impose.

In addition, the terms of the loan agreements, indentures and other agreements we enter into from time to time may contain covenants or other provisions that could limit our ability to pay, or otherwise restrict the payment of, cash dividends.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our shareholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Our common stock is listed on the New York Stock Exchange under the symbol “SSE.”

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of our preferred stock or our common stock, our board of directors may determine not to seek shareholder approval.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common shareholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. In addition, the provision in our certificate of incorporation permitting such issuances cannot be amended without approval of holders of a majority of our shares of common stock outstanding. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Limitation on Directors’ Liability

Oklahoma law authorizes Oklahoma corporations to limit or eliminate the personal liability of their directors to them and their shareholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Oklahoma law authorizes, directors of Oklahoma corporations are accountable to those corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Oklahoma law enables Oklahoma corporations to limit available relief for a director’s breach of the duty of care to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our shareholders to the fullest extent Oklahoma law permits. Specifically, no director will be personally liable to us or our shareholders for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the Oklahoma General Corporation Act; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our shareholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Oklahoma Business Combination Statute

We are subject to the “business combination” provisions of Section 1090.3 of the Oklahoma General Corporation Act regulating corporate takeovers.

In general, Section 1090.3 of the Oklahoma General Corporation Act prevents an Oklahoma corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested shareholder, unless:

•	prior to the date the person became an interested shareholder, the Board of Directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

The statute defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series or voting power of the corporation owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the Oklahoma General Corporation Act.

For purposes of Section 1090.3, the term “corporation” also includes the corporation’s majority-owned subsidiaries.

In addition, Section 1090.3 defines an “interested shareholder,” generally, as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation at any time within the three-year period prior to the time of determination of interested shareholder status and any affiliate or associate of such person.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Some of the provisions of our certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with Section 1090.3 of the Oklahoma General Corporation Act, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a shareholder might consider to be in its best interest.

Our certificate of incorporation provides that our shareholders may act at an annual or special meeting of shareholders and, to the extent permitted by law, may also act by written consent. Our bylaws provide that only a majority of our board of directors or the chairman of our board of directors may call a special meeting of our board of directors or our shareholders. Our certificate of incorporation also includes a forum selection clause designating the state district court or federal district courts in Oklahoma County, Oklahoma as the sole and exclusive forum for derivative actions, actions asserting a claim for breach of fiduciary duties and certain other matters.

Our certificate of incorporation provides that the number of directors will be fixed exclusively by, and may be increased or decreased exclusively by, our board of directors from time to time, but will not be less than three nor more than nine, which limits require approval of 66  2⁄3% of the voting power of our voting stock to amend. Our certificate of incorporation and bylaws provide that directors may be removed only for cause by a vote of at least 50% of the voting power of our outstanding voting stock. A vacancy on the board of directors may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the director in which the vacancy occurred, except that if our shareholders remove an incumbent director for cause, the resulting vacancy may be filled by the shareholders at that time. These provisions will prevent our shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Our bylaws contain advance notice and other procedural requirements that apply to shareholder nominations of persons for election to our board of directors at any annual or special meeting of shareholders and to shareholder proposals that shareholders take any other action at any annual meeting. In the case of any annual meeting, a shareholder proposing to nominate a person for election to our board of directors or proposing that any other action be taken must give our corporate secretary written notice of the proposal not less than 90 days and not more than 120 days before the anniversary of the date of the immediately preceding annual meeting of shareholders. These shareholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the anniversary of the immediately preceding annual meeting. If the chairman of our board of directors or a majority of our board of directors calls a special meeting of shareholders for the election of directors, a shareholder proposing to nominate a person for that election must give our corporate secretary written notice of the proposal not earlier than 120 days prior to that special meeting and not later than the last to occur of (1) 90 days prior to that special meeting or (2) the 10th day following the day we publicly disclose the date of the special meeting. Our bylaws prescribe specific information that any such shareholder notice must contain. These advance notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our shareholders.

Our certificate of incorporation and bylaws provide that our shareholders may adopt, amend and repeal our bylaws at any regular or special meeting of shareholders by a vote of at least 66 2/3% of the voting power of our outstanding voting stock, provided the notice of intention to adopt, amend or repeal the bylaws has been included in the notice of that meeting. Our certificate of incorporation also confers on our board of directors the power to adopt, amend or repeal our bylaws with the affirmative vote of a majority of the directors then in office.

As discussed above under “—Preferred Stock,” our certificate of incorporation authorizes our board of directors, without the approval of our shareholders, to provide for the issuance of all or any shares of our preferred stock in one or more series and to determine the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series. The issuance of shares of our preferred stock or rights to purchase shares of our preferred stock could discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of our common shareholders.

In addition to the purposes described above, these provisions of our certificate of incorporation and bylaws are also intended to increase the bargaining leverage of our board of directors, on behalf of our shareholders, in any future negotiations concerning a potential change of control of our company. Our board of directors has observed that certain tactics that bidders employ in making unsolicited bids for control of a corporation, including hostile tender offers and proxy contests, have become relatively common in modern takeover practice. Our board of directors considers those tactics to be highly disruptive to a corporation and often contrary to the overall best interests of its shareholders. In particular, bidders may use these tactics in conjunction with an attempt to acquire a corporation at an unfairly low price. In some cases, a bidder will make an offer for less than all the outstanding capital stock of the target company, potentially leaving shareholders with the alternatives of partially liquidating their investment at a time that may be disadvantageous to them or retaining an investment in the target company under substantially different management with objectives that may not be the same as the new controlling shareholder. The concentration of control in our company that could result from such an offer could deprive our remaining shareholders of the benefits of listing on the New York Stock Exchange and public reporting under the Exchange Act.

While our board of directors does not intend to foreclose or discourage reasonable merger or acquisition proposals, it believes that value for our shareholders can be enhanced by encouraging would-be acquirers to forego hostile or coercive tender offers and negotiate with our board of directors terms that are fair to our shareholders. Our board of directors believes that the provisions described above will (1) discourage disruptive tactics and takeover attempts at unfair prices or on terms that do not provide all shareholders with the opportunity to sell their stock at a fair price and (2) encourage third parties who may seek to acquire control of our company to initiate such an acquisition through negotiations directly with our board of directors. Our Board also believes these provisions will help give it the time necessary to evaluate unsolicited offers, as well as appropriate alternatives, in a manner that assures fair treatment of our shareholders. Our board of directors recognizes that a takeover might in some circumstances be beneficial to some or all of our shareholders, but, nevertheless, believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure our company outweigh the disadvantages of discouraging those proposals.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be general unsecured obligations of SSE or SSO. SSE or SSO will issue senior debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. SSE or SSO will issue subordinated debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to the issuer of the debt securities, Seventy Seven Energy Inc. or Seventy Seven Operating LLC, as applicable, only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time.

Each issuer currently conducts its operations through subsidiaries, and its operating income and cash flow are generated by its subsidiaries. As a result, cash the issuer obtains from the issuer’s subsidiaries is the principal source of funds necessary to meet the issuer’s debt service obligations. Contractual provisions or laws, as well as the issuer’s subsidiaries’ financial condition and operating requirements, may limit the issuer’s ability to obtain cash from the issuer’s subsidiaries that the issuer requires to pay the issuer’s debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of the issuer’s subsidiaries on their assets and earnings.

If specified in the prospectus supplement, the debt securities will be general obligations of the issuer’s subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require it to repurchase their securities in the event of a decline in the issuer’s credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities;

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	whether the issuer’s subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless the issuer informs you otherwise in the prospectus supplement, the issuer may not make any payment of principal of or any premium or interest on the subordinated debt securities if the issuer fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect the issuer’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that the issuer may incur. As a result of the subordination of the subordinated debt securities, if the issuer becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless the issuer informs you otherwise in the prospectus supplement, “Senior Debt” will mean all of the issuer’s indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or the issuer’s other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

If specified in the prospectus supplement, the issuer’s payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of its subsidiaries. SSE may also guarantee debt securities issued by SSO. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the issuer’s subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the issuer’s subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of the issuer’s future subsidiaries and is designated as subordinate to the issuer’s senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of the issuer’s senior debt. See “—Subordination.”

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving the issuer. They also permit the issuer to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of the issuer’s assets. Each issuer has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of its assets to any entity unless:

•	if the issuer is not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of the issuer’s covenants and obligations under the indentures, and

•	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into the issuer. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for the issuer and may exercise all of the issuer’s rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as the issuer in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of the issuer’s obligations and covenants under the applicable indenture and the debt securities, the issuer will be relieved of all such obligations.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	the issuer’s failure to pay interest on any debt security of that series for 30 days when due;

•	the issuer’s failure to pay principal of or any premium on any debt security of that series when due;

•	the issuer’s failure to deposit any sinking fund payment for 30 days when due;

•	the issuer’s failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 60 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer’s company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Modification and Waiver

The issuer and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

The issuer and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the issuer’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuer has under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under an indenture. If the issuer deposits with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•	the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

The issuer will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then the issuer’s creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with the issuer. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At the issuer’s option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless the issuer informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless the issuer informs you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to the issuer upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to the issuer, holders entitled to the money must look to it for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

The issuer will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by the issuer. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. The issuer will not charge a service charge for any registration of transfer or exchange of the debt securities. The issuer may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

The issuer will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the issuer initially designates, the issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The issuer is required to maintain an office or agency for transfers and exchanges in each place of payment. The issuer may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, the issuer will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, or other securities or any combination of the foregoing. Warrants may be issued independently or together with any common stock, preferred stock, debt securities or other securities and may be attached to or separate from the common stock, preferred stock, debt securities or other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the designation, number and terms of the common stock, preferred stock, debt securities or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

LEGAL MATTERS

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

EXPERTS

The consolidated financial statements of Chesapeake Oilfield Operating, L.L.C. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov.

Our website is located at www.77nrg.com, and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, filed on May 9, 2014 and August 5, 2014, respectively;

•	our Current Reports on Form 8-K filed on February 28, 2014, June 13, 2014, June 17, 2014 (as amended by our Current Report on Form 8-K/A filed on July 22, 2014) and July 1, 2014; and

•	our Registration Statement on Form 10 filed on March 17, 2014, as amended on June 16, 2014, including Exhibit 99.1 thereto.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Seventy Seven Energy Inc.

Attention: Investor Relations

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

(405) 608-7777

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by Seventy Seven Energy Inc. in connection with offerings described in this registration statement.

Amount to be Paid
SEC Registration Fee	$		*
Trustee Fees and Expenses		*	*
Printing Expenses		*	*
Accounting Fees and Expenses		*	*
Rating Agency Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Miscellaneous		*	*
Total	$	*	*

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Oklahoma Corporation. Section 1031 of the Oklahoma General Corporation Act (“OGCA”) allows SSE to indemnify its officers and directors who were or are parties or are threatened to be made parties to any threatened, pending, or completed action, suit or proceeding against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of SSE, or of any other corporation, partnership, joint venture, trust or other enterprise at SSE’s request, other than an action by or in the right of SSE, provided to be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to SSE’s best interest, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful, and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of SSE brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of us, or any other corporation, partnership, joint venture, trust or other enterprise at SSE’s request, provided the actions were in good faith and were reasonably believed to be in or not opposed to SSE’s best interest, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to us, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

SSE’s certificate of incorporation provides that SSE will indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of SSE or, while a director or officer of us, is or was serving at SSE’s request as a director, officer, manager, partner, member, member representative or other designated legal representative of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. SSE’s certificate of incorporation also provides that SSE will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing SSE with specified undertakings. Notwithstanding the foregoing, SSE’s certificate of incorporation provides that SSE shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by SSE’s board of directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of SSE’s certificate of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SSE’s certificate of incorporation also permits it to secure and maintain insurance on behalf of any of SSE’s directors, officers, employees or agents and each person who is, or was, serving at SSE’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. SSE intends to obtain directors’ and officers’ liability insurance providing coverage to SSE’s directors and officers.

Oklahoma Limited Liability Companies. The limited liability company agreements of each of SSO and the subsidiaries that may issue guarantees of debt securities provide that their respective members, officers and directors will be indemnified to the fullest extent that would be permitted by the OGCA as if each such entity were a corporation governed by the OGCA.

Delaware Corporation. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.

The certificate of incorporation and bylaws of Seventy Seven Finance Inc. authorize indemnification of such entity’s officers and directors to the full extent permitted by law.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

Wisconsin Limited Liability Company.

Under Wisconsin Business Corporation Law (the “WBCL”), Western Wisconsin Sand Company, LLC (“Western Wisconsin”) is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer. In all other cases, Western Wisconsin is required by the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer, unless it is determined that he or she breached or failed to perform a duty owed to Western Wisconsin and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Western Wisconsin or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Western Wisconsin’s Articles of Organization and Amended and Restated Operating Agreement do not limit the indemnification to which directors and officers are entitled under the WBCL.

Securities Act. Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 16.	Exhibits

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibits

1.1*	Underwriting Agreement.

3.1	Certificate of Incorporation of Seventy Seven Energy Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

3.2	Bylaws of Seventy Seven Energy Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.1	Certificate of Formation of Seventy Seven Operating LLC.

4.2	Operating Agreement of Seventy Seven Operating LLC.

4.3	Certificate of Formation of Nomac Drilling, L.L.C.

4.4	Operating Agreement of Nomac Drilling, L.L.C.

4.5	Certificate of Formation of PTL Prop Solutions, L.L.C.

4.6	Operating Agreement of PTL Prop Solutions, L.L.C.

4.7	Certificate of Formation of Mid-States Oilfield Supply LLC.

4.8	Operating Agreement of Mid-States Oilfield Supply LLC.

4.9	Certificate of Formation of Great Plains Oilfield Rental, L.L.C.

4.10	Operating Agreement of Great Plains Oilfield Rental, L.L.C.

4.11	Certificate of Formation of Oilfield Trucking Solutions, L.L.C.

4.12	Operating Agreement of Oilfield Trucking Solutions, L.L.C.

4.13	Certificate of Formation of Hodges Trucking Company, L.L.C.

4.14	Operating Agreement of Hodges Trucking Company, L.L.C.

4.15	Certificate of Formation of Keystone Rock & Excavation, L.L.C.

4.16	Operating Agreement of Keystone Rock & Excavation, L.L.C.

4.17	Certificate of Formation of Seventy Seven Land Company LLC.

4.18	Operating Agreement of Seventy Seven Land Company LLC.

4.19	Certificate of Incorporation of Seventy Seven Finance Inc.

4.20	Bylaws of Seventy Seven Finance Inc.

4.21	Articles of Organization of Western Wisconsin Sand Company, LLC.

4.22	Operating Agreement of Western Wisconsin Sand Company, LLC.

4.23	Certificate of Formation of Performance Technologies, L.L.C.

4.24	Operating Agreement of Performance Technologies, L.L.C.

4.25	Form of Common Stock Certificate of Seventy Seven Energy Inc. (filed as Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form 10 filed on July 13, 2014, and incorporated herein by reference).

4.26	Indenture dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.27	Form of 6.5% Senior Note due 2022 (included in Exhibit 4.26).

4.28	Indenture, dated as of October 28, 2011, among Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.4 to Amendment No. 1 to Chesapeake Oilfield Operating, L.L.C.’s Registration Statement on Form S-4 filed on May 30, 2013, and incorporated herein by reference).

4.29	Supplemental Indenture, dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., Seventy Seven Operating LLC and The Bank of New York Mellon Trust Company N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.30	Form of 6.625% Senior Note due 2019 (included in Exhibit 4.28).

4.31	Registration Rights Agreement dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Merrill Lynch, Pierce Fenner & Smith Incorporated (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.32	Form of Senior Indenture of Seventy Seven Energy Inc.

4.33	Form of Subordinated Indenture of Seventy Seven Energy Inc.

4.34	Form of Senior Indenture of Seventy Seven Operating LLC.

4.35	Form of Subordinated Indenture of Seventy Seven Operating LLC.

4.36*	Form of Certificate of Designations of Preferred Stock.

4.37*	Form of Debt Warrant Agreement (including form of Debt Warrant Certificate).

4.38*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate).

4.39*	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate).

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of McAfee & Taft A Professional Corporation.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1 hereto).

23.3	Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.2 hereto).

24.1	Powers of Attorney (included in signature page).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Senior Indenture of Seventy Seven Energy Inc.

25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Subordinated Indenture of Seventy Seven Energy Inc.

25.3	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Senior Indenture of Seventy Seven Energy Operating LLC.

25.4	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Subordinated Indenture of Seventy Seven Energy Operating LLC.

*	The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) instruments setting forth the terms of any debt securities, preferred stock or warrants and (iii) any additional opinions of counsel with respect to legality of the securities offered hereby.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

SEVENTY SEVEN ENERGY INC.

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

SEVENTY SEVEN OPERATING LLC

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

NOMAC DRILLING, L.L.C.

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

PERFORMANCE TECHNOLOGIES, L.L.C.

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

PTL PROP SOLUTIONS, L.L.C.

By: Performance Technologies, L.L.C., its sole manager

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

MID-STATES OILFIELD SUPPLY LLC

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

GREAT PLAINS OILFIELD RENTAL, L.L.C.

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

OILFIELD TRUCKING SOLUTIONS, L.L.C.

By: Great Plains Oilfield Rental, L.L.C., its sole manager

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

HODGES TRUCKING COMPANY, L.L.C.

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

KEYSTONE ROCK & EXCAVATION, L.L.C.

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

SEVENTY SEVEN LAND COMPANY LLC

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

SEVENTY SEVEN FINANCE INC.

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 25, 2014.

WESTERN WISCONSIN SAND COMPANY, LLC

By: PTL Prop Solutions, L.L.C., its sole manager

By: Performance Technologies, L.L.C., its sole manager

By: Seventy Seven Operating LLC, its sole manager

By: Seventy Seven Energy Inc., its sole manager

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

SEVENTY SEVEN ENERGY INC.

SEVENTY SEVEN OPERATING LLC

NOMAC DRILLING, L.L.C.

PERFORMANCE TECHNOLOGIES, L.L.C.

PTL PROP SOLUTIONS, L.L.C.

MID-STATES OILFIELD SUPPLY LLC

GREAT PLAINS OILFIELD RENTAL, L.L.C.

OILFIELD TRUCKING SOLUTIONS, L.L.C.

HODGES TRUCKING COMPANY, L.L.C.

KEYSTONE ROCK & EXCAVATION, L.L.C.

SEVENTY SEVEN LAND COMPANY LLC

SEVENTY SEVEN FINANCE INC.

WESTERN WISCONSIN SAND COMPANY, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Treadwell and Jeff Zanotti his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 25, 2014.

Signature	Title

/s/ Jerry L. Winchester Jerry L. Winchester	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Cary D. Baetz Cary D. Baetz	Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Anne-Marie Ainsworth Anne-Marie Ainsworth	Director

/s/ Bob G. Alexander Bob G. Alexander	Director

/s/ Edward J. DiPaolo Edward J. DiPaolo	Director

/s/ Tucker Link Tucker Link	Director

/s/ Marran H. Ogilvie Marran H. Ogilvie	Director

/s/ Ronnie Irani Ronnie Irani	Director

/s/ Alvin Bernard Krongard Alvin Bernard Krongard	Director

Index to Exhibits

Exhibit Number	Exhibits

1.1*	Underwriting Agreement.

3.1	Certificate of Incorporation of Seventy Seven Energy Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

3.2	Bylaws of Seventy Seven Energy Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.1	Certificate of Formation of Seventy Seven Operating LLC.

4.2	Operating Agreement of Seventy Seven Operating LLC.

4.3	Certificate of Formation of Nomac Drilling, L.L.C.

4.4	Operating Agreement of Nomac Drilling, L.L.C.

4.5	Certificate of Formation of PTL Prop Solutions, L.L.C.

4.6	Operating Agreement of PTL Prop Solutions, L.L.C.

4.7	Certificate of Formation of Mid-States Oilfield Supply LLC.

4.8	Operating Agreement of Mid-States Oilfield Supply LLC.

4.9	Certificate of Formation of Great Plains Oilfield Rental, L.L.C.

4.10	Operating Agreement of Great Plains Oilfield Rental, L.L.C.

4.11	Certificate of Formation of Oilfield Trucking Solutions, L.L.C.

4.12	Operating Agreement of Oilfield Trucking Solutions, L.L.C.

4.13	Certificate of Formation of Hodges Trucking Company, L.L.C.

4.14	Operating Agreement of Hodges Trucking Company, L.L.C.

4.15	Certificate of Formation of Keystone Rock & Excavation, L.L.C.

4.16	Operating Agreement of Keystone Rock & Excavation, L.L.C.

4.17	Certificate of Formation of Seventy Seven Land Company LLC.

4.18	Operating Agreement of Seventy Seven Land Company LLC.

4.19	Certificate of Incorporation of Seventy Seven Finance Inc.

4.20	Bylaws of Seventy Seven Finance Inc.

4.21	Articles of Organization of Western Wisconsin Sand Company, LLC.

4.22	Operating Agreement of Western Wisconsin Sand Company, LLC.

4.23	Certificate of Formation of Performance Technologies, L.L.C.

4.24	Operating Agreement of Performance Technologies, L.L.C.

4.25	Form of Common Stock Certificate of Seventy Seven Energy Inc. (filed as Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form 10 filed on July 13, 2014, and incorporated herein by reference).

4.26	Indenture dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.27	Form of 6.5% Senior Note due 2022 (included in Exhibit 4.26).

4.28	Indenture, dated as of October 28, 2011, among Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.4 to Amendment No. 1 to Chesapeake Oilfield Operating, L.L.C.’s Registration Statement on Form S-4 filed on May 30, 2013, and incorporated herein by reference).

4.29	Supplemental Indenture, dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., Seventy Seven Operating LLC and The Bank of New York Mellon Trust Company N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.30	Form of 6.625% Senior Note due 2019 (included in Exhibit 4.28).

4.31	Registration Rights Agreement dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Merrill Lynch, Pierce Fenner & Smith Incorporated (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 1, 2014, and incorporated herein by reference).

4.32	Form of Senior Indenture of Seventy Seven Energy Inc.

4.33	Form of Subordinated Indenture of Seventy Seven Energy Inc.

4.34	Form of Senior Indenture of Seventy Seven Operating LLC.

4.35	Form of Subordinated Indenture of Seventy Seven Operating LLC.

4.36*	Form of Certificate of Designations of Preferred Stock.

4.37*	Form of Debt Warrant Agreement (including form of Debt Warrant Certificate).

4.38*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate).

4.39*	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate).

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of McAfee & Taft A Professional Corporation.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2014, and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1 hereto).

23.3	Consent of McAfee & Taft A Professional Corporation (included as part of Exhibit 5.2 hereto).

24.1	Powers of Attorney (included in signature page).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Senior Indenture of Seventy Seven Energy Inc.

25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Subordinated Indenture of Seventy Seven Energy Inc.

25.3	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Senior Indenture of Seventy Seven Operating LLC.

25.4	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Subordinated Indenture of Seventy Seven Operating LLC.

*	The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) instruments setting forth the terms of any debt securities, preferred stock or warrants and (iii) any additional opinions of counsel with respect to legality of the securities offered hereby.